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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 9, 2001, incorporated by reference in the Joint Proxy Statement of D.R. Horton, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of D.R. Horton, Inc. for the registration of 26,526,835 shares of its common stock.

                                    /s/ Ernst & Young LLP

Fort Worth, Texas
November 15, 2001